EXHIBIT 23.1

           Consent of Independent Certified Public Accountants



We have issued our report dated March 13, 2004, accompanying the consolidated financial statements included in the Annual Report of Access Pharmaceuticals, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Access Pharmaceuticals, Inc. on Form S-3 (File Nos. 333-92210, 333-39330, 333-37786, File No. 333-52030, File No. 333-95413 and File Nos. 333-64904)
and on Form S-8 (File No. 33-10626, File No. 33-41134, File No. 333-45646
and 333-75136).


/s/  Grant Thornton LLP
-----------------------
Grant Thornton LLP


Dallas, Texas
March 24, 2003